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                                                                 Exhibit 10.17

                   COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

                                ARTICLE 1. INTRODUCTION

   This Cooperative Research and Development Agreement (CRADA) between the Centers for Disease Control and Prevention (CDC) and the Collaborator will be effective when signed by all parties. By signing this CRADA, the Collaborator acknowledges that it has received and read a copy of the Policy Statement on Cooperative Research and Development Agreements and Intellectual Property Licensing which is attached as Appendix A. The Research and Development project(s) which will be undertaken by each of the Parties in the course of this CRADA is detailed in the Research Plan (RP) which is attached as Appendix B. The funding and staffing commitments of the Parties are set forth in Appendix C. Any exceptions or changes to the CRADA are set forth in Appendix D.

                              ARTICLE 2. DEFINITIONS

As used in this CRADA, the following terms shall have the indicated meanings:

2.1 "COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT" or "CRADA" means this Agreement, entered into by CDC pursuant to the Federal Technology Transfer Act of 1986 and Executive Order 12591 of October 10, 1987.

2.2 "PROPRIETARY INFORMATION" means confidential scientific, business or financial information provided that such information:

      2.2.1 Is not publicly known or available from other sources who are not under a confidentiality obligation to the source of the information;

      2.2.2 Has not been made available by its owners to others without a confidentiality obligation;

      2.2.3 Is not already available to the receiving Party without a confidentiality obligation; and

      2.2.4 Does not relate to potential hazards or cautionary warnings associated with the production, handling or use of the subject matter of the Research Plan of this CRADA.

2.3 "SUBJECT DATA" means all recorded information first produced in the performance of this CRADA.

2.4 "RESEARCH RESULTS" means all tangible materials other than Subject Data first produced in the performance of this CRADA.

2.5 "SUBJECT INVENTION" means any invention conceived and reduced to practice in the performance of research under this CRADA that may be patentable under 35 U.S.C. Section 101 or Section 161, protectable under 7 U.S.C. Section 2321, or otherwise protectable by other types of U. S. or foreign Intellectual Property (IP) fight.

2.6   "GOVERNMENT" means the U. S. Government and any of its agencies.

2.7 "RESEARCH PLAN" or "RP" means the statement in Appendix B of the respective research and development commitments of the Parties to this CRADA.

2.8 "PRINCIPAL INVESTIGATOR" or "PI" means each of the persons designated respectively by the Parties to this CRADA who will be responsible for the scientific and technical conduct of the RP.

                                       2

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                        ARTICLE 3. COOPERATIVE RESEARCH

3.1 RESEARCH TEAM. The Parties agree to establish a joint research and development team (hereinafter referred to as the "Team") comprising at least the Principal Investigators designated pursuant to Article 3.3 to conduct and monitor the research in accordance with the RP. Although members of the Team shall be considered as having been delegated to the Team, they shall continue to remain employed by their respective employers under their respective terms of employment.

3.2 REVIEW OF WORK. Periodic conferences shall be held by the Team to review work progress; it is understood that the nature of this cooperative research precludes guarantee of its completion within the specified period of performance or limits of allocated financial or staffing support. Accordingly, research under this CRADA is to be performed on a best efforts basis.

3.3 PRINCIPAL INVESTIGATORS. CDC research work under this CRADA will be performed by the Laboratory identified in the RP, and the CDC Principal Investigator (PI) designated in the RP will be responsible for the scientific and technical conduct of this project on behalf of CDC. Also designated in the RP is the Collaborator PI who will be responsible for the scientific and technical conduct of this project on behalf of the Collaborator.

3.4 RESEARCH PLAN CHANGE. The RP may be modified by mutual written consent of the Principal Investigators. Substantial changes in the scope of the RP will be treated as amendments under Article 14.6

                               ARTICLE 4. REPORTS

4.1 INTERIM REPORTS. The Parties shall exchange formal written interim progress reports on a schedule agreed to by the PIs, but at least within six (6) months after this CRADA becomes effective and at least within every six (6) months thereafter. Such reports shall set forth the technical progress made, identifying such problems as may have been encountered and establishing goals and objectives requiring further effort.

4.2 FINAL REPORTS. The Parties shall exchange final reports of their results within four (4) months after completing the projects described in the RP or after the termination of this CRADA.

                 ARTICLE 5. FINANCIAL AND STAFFING OBLIGATIONS

5.1 CDC AND COLLABORATOR CONTRIBUTIONS. The CDC contribution to the RP in the form of personnel, services and property is designated in Appendix C. The Collaborator contribution to the RP in the form of personnel, services, property, support for staffing and/or funding is designated in Appendix C. Payment schedules, if applicable, are also indicated in Appendix C.

5.2 INSUFFICIENT AND EXCESS FUNDS. CDC shall not be obligated to perform any of the research specified herein or to take any other action required by this CRADA if the funding is not provided as set forth in Appendix C. CDC shall return excess funds to the Collaborator when it sends its final fiscal report pursuant to Article 5.3, except for staffing support pursuant to Article 11.3.

5.3 ACCOUNTING RECORDS. CDC shall maintain separate and distinct current accounts, records, and other evidence supporting all its obligations under this CRADA, and shall provide the Collaborator with an annual report reflecting the use of the Collaborator's funds and a final fiscal report at the time that final reports are exchanged pursuant to
       Article 4.2.

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                      ARTICLE 6. TITLE TO PROPERTY

6.1 CAPITAL EQUIPMENT. The purchase or use of capital equipment to carry out this CRADA does not affect the ownership rights that would otherwise apply. Equipment purchased by CDC with funds provided by the collaborator shall be the property of CDC. All capital equipment provided under this CRADA by one party for the use of another Party remains the property of the providing Party unless other disposition is mutually agreed upon in writing by the collaborating parties. If title to this equipment remains with the providing Party, that Party is responsible for maintenance of the equipment and the costs of its transportation to and from the site where it will be used.

         ARTICLE 7. INTELLECTUAL PROPERTY RIGHTS AND APPLICATIONS

7.1 REPORTING. The Parties shall promptly report to each other in writing each Subject Invention resulting from the research conducted under this CRADA that is reported to them by their respective employees. Such reports shall be treated in confidence by the receiving Party until such time as a patent or other Intellectual Property (IP) application, as appropriate, claiming that Subject Invention has been filed.
       Because of the royalty sharing provisions for Government inventors in the Federal Technology Transfer Act of 1986, and in view of Article 8.4 of this CRADA which grants the Government a research license on inventions made solely by the Collaborator, the Collaborator acknowledges a special duty to report all Subject Inventions to CDC so that CDC may determine whether or not inventors properly includes CDC investigators.

7.2 COLLABORATOR EMPLOYEE INVENTIONS. The Collaborator may elect to retain IP rights to any Subject Invention made solely by a Collaborator employee. The Collaborator shall notify CDC promptly upon making this election. If the Collaborator does not elect to retain its IP rights, the Collaborator shall offer to assign these IP rights to the Subject Invention to CDC pursuant to Article 7.5. If CDC declines such assignment, the Collaborator may release its IP rights to its employee inventors pursuant to Article 7.6.

7.3 CDC EMPLOYEE INVENTION. CDC, on behalf of the U.S. Government, may elect to retain IP fights to each Subject Invention made solely by CDC employees. If CDC does not elect to retain IP rights, CDC shall offer to assign these IP rights to such Subject Invention to the Collaborator pursuant to Article 7.5. If the Collaborator declines such assignment, CDC may release IP rights in such Subject Invention to its employee inventors pursuant to Article 7.6.

7.4 JOINT INVENTIONS. Each Subject Invention made jointly by CDC and Collaborator employees shall be jointly owned by CDC and the Collaborator. The Collaborator may elect to file the joint patent or other IP application(s) thereon and shall notify CDC promptly upon making this election. If the Collaborator decides to file such applications, it shall do so in a timely manner and at its own expense. If the Collaborator does not elect to file such application(s), CDC on behalf of the U.S. Government, shall have the right to file the joint applications in a timely manner and at its own expense. If either Party decides not to retain its IP rights to a jointly owned Subject Invention, it shall offer to assign such rights to the other Party pursuant to Article 7.5. If the other Party declines such assignment, the offering Party may release its IP rights to employee inventors pursuant to Article 7.6.

7.5 FILING OF PATENT APPLICATIONS. With respect to Subject Inventions made by the Collaborator as described in Article 7.2 or by CDC as described in Article 7.3, a Party exercising its right to elect to retain IP rights to a Subject Invention agrees to file patent or other IP applications in a timely manner and at its own expense. The Party may elect not to file a patent or other IP application thereon in any particular country or countries provided it so advises the other Party ninety (90) days prior to the expiration of any applicable filing deadline, priority period or statutory bar date, and hereby agrees to assign its IP rights, title and interest in such country or countries to the Subject Invention to the other Party and to cooperate

                                       4

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       in the preparation and filing of a patent or other IP applications.
       In any countries in which title to patent or other IP fights is transferred from CDC to the Collaborator, the Collaborator agrees that CDC inventors will share in any royalty distribution that the Collaborator pays to its own inventors.

7.6 RELEASE TO INVENTORS. In the event neither of the Parties to this CRADA elects to file a patent or other IP application on a Subject Invention, either or both (if a joint invention) may release their IP rights to their respective employee inventor(s) with a nonexclusive, non-transferrable, royalty-free license being retained by each Party.

7.7 PATENT EXPENSES. The expenses attendant to the filing of patent or other IP applications generally shall be paid by the Party filing such application. If an exclusive license to any Subject Invention is granted to the Collaborator by CDC, the Collaborator shall reimburse CDC for the reasonable past and ongoing funds expended worldwide for filing prosecuting and maintaining any applications. The Collaborator may waive its exclusive license fights on any application, patent or other IP grant at any time, and incur no subsequent compensation obligation for that application, patent or IP grant.

7.8 PROSECUTION OF INTELLECTUAL PROPERTY APPLICATIONS. Each Party shall provide the other Party with copies of the applications it files on any Subject Invention along with the power to inspect and make copies of all documents retained in the patent or other IP application files by the applicable patent or other IP office. The Parties agree to consult with each other with respect to the prosecution of Subject Inventions described in Article 7.3 and joint Subject Inventions described in
       Article 7.4. If the Collaborator elects to file and prosecute IP applications on joint Subject Inventions pursuant to Article 7.4, CDC will be granted an associate power of attorney (or its equivalent) on such IP applications.

                                ARTICLE 8. LICENSING

8.1 OPTION FOR EXCLUSIVE COMMERCIALIZATION LICENSE. With respect to Government IP rights to any Subject Invention not made solely by the Collaborator's employees for which a patent or other IP application is filed, CDC grants to the Collaborator an option to negotiate, in good faith, the terms of an exclusive or nonexclusive commercialization license that fairly reflects the relative contributions of the Parties to the invention and the CRADA, the risks incurred by the Collaborator, and the costs of subsequent research and development needed to bring the invention to the marketplace. The license will specify the licensed fields of use, breadth of exclusivity and royalties. Royalty rates will be based on product sales and the rates conventionally granted in the field identified in the RP for inventions with reasonably similar commercial potential Royalty rates generally will not exceed a rate
       within the range of [***]   for extensive commercialization licenses.
       Contingent royalty schemes based on, e.g., patent issuance or nonissuance, and provisions treating the stacking of royalties or packaging of other licensed inventions developed under this CRADA may be provided. Extensive licensees will be expected to reimburse CDC for IP expenses related to each licensed intellectual property, and may be permitted to offset such reimbursement against future product royalties.

8.2 EXERCISE OF LICENSE OPTION. The option of Article 8.1 must be exercised by written notice mailed within three (3) months after the patent or other IP application is filed to:

               CDC Technology Transfer Coordinator
               Centers for Disease Control
               1600 Clifton Road, N.E.
               Building 1, B72, Mailstop A20
               Atlanta, Georgia 30333

                                       5

[***] Confidential Treatment Requested

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       Exercise of this option by the Collaborator initiates a negotiation period that expires nine (9) months after the patent or other IP application filing date. If the last proposal by the Collaborator has not been responded to in writing by CDC within this nine (9) month period, the negotiation period shall be extended to expire one (1) month after CDC so responds, during which month the Collaborator may accept in writing the final license proposal of CDC. After that time, CDC will be free to license such IP rights to others.

8.3 PRICING. CDC has a concern that there be a reasonable relationship between the pricing of a licensed product, the public investment in that product, and the health and safety needs of the public. Accordingly, extensive commercialization licenses granted for CDC intellectual property rights may require that this relationship be supported by reasonable evidence.

8.4 GOVERNMENT INTELLECTUAL PROPERTY RIGHTS. For inventions developed wholly by CDC investigators or jointly with a Collaborator under this CRADA, CDC is required by the Federal Technology Transfer Act of 1986, 15 U.S.C. at Section 3710a(b)(2), to retain at least a nonexclusive, irrevocable, paid-up license to practice the invention or to have the invention practiced throughout the world by or on behalf of the U.S. Government. For inventions developed wholly by the Collaborator under this CRADA, the Collaborator agrees to grant a research license as described in
       Article 8.5 to the Government.

8.5 RESEARCH LICENSES. CDC reserves the right under any IP license granted by CDC to the Collaborator under this CRADA to grant nonexclusive licenses to third parties to make and to use the licensed invention for purposes of research involving the invention ifself, and not for purposes of commercial manufacture or in lieu of purchase as a commercial product for use in other research. CDC intends to consult with their exclusive commercialization licensee(s) before granting research licenses to commercial entities.

8.6 JOINT INVENTIONS NOT EXCLUSIVELY LICENSED. In the event that the Collaborator does not choose to acquire an exclusive commercialization license to IP rights in joint Subject Inventions described in Article 7.4, then each Party shall have the right to use the joint Subject Invention and to license its use to others. The Parties may agree to a joint licensing approach for such IP rights.

                     ARTICLE 9. PROPRIETARY RIGHTS AND PUBLICATION

9.1 RIGHT OF ACCESS. CDC and the Collaborator agree to exchange all Subject Data and Research Results produced in the course of research under this CRADA, whether developed solely by CDC, jointly with the Collaborator, or solely by the Collaborator. Tangible research products developed under a CRADA will be shared equally by the Parties to the CRADA unless other disposition is agreed to by the Principal Investigators. All Parties to this CRADA will be free to utilize Subject data and Research Results for their own purposes, consistent with their obligations under this CRADA.

9.2 OWNERSHIP OF SUBJECT DATA IN RESEARCH RESULTS. Subject to the sharing requirements of Article 9.1, the producing Party will retain ownership of and title to all Subject Inventions, all Subject Data and all Research Results produced solely by their investigators. Jointly developed Subject Inventions, Subject Data and Research Results will be jointly owned. However, except as may be afforded through IP rights that require public disclosure of the protected subject matter (e.g., patents), CDC does not have statutory authority to limit (or agree with the Collaborator to limit) dissemination of Subject Data or Research Results developed solely by CDC investigators or jointly with the Collaborator. Accordingly, CDC may not agree to exclude others from utilizing or commercializing such Subject Data or Research Results.

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9.3    PROPRIETARY AND CONFIDENTIAL INFORMATION. Each Party agrees to limit its disclosure of Proprietary Information to the amount necessary to carry out the Research Plan of this CRADA, and shall place a confidentiality notice on all such information. Research materials required for the RP may also be designated as Proprietary Information.

       Each Party receiving Proprietary Information agrees that any information so designated shall be used by it only for the purposes described in the attached Research Plan. Any Party may object to the designation of information as Proprietary Information by another Party and may decline to accept such information. Data and research products developed solely by the Collaborator may be designated as Proprietary Information when they are wholly separable from the data and research product categories as set forth in the RP. The exchange of confidential information should be similarly limited and treated. Unless disclosure is otherwise mutually agreed upon, all Parties to this CRADA agree to keep CRADA Subject Data and Research Results confidential, to the extent permitted by law, until they arc published or corresponding patent or other IP application(s) have been filed.

9.4 PROTECTION OF PROPRIETARY INFORMATION. Proprietary Information shall not be disclosed, copied, reproduced or otherwise made available to any other person or entity without the consent of the owning Party except as may be required under court order or the Freedom of Information Act (5 U.S.C. Section 552). Each Party agrees to use its best efforts to main-tain the confidentiality of Proprietary Information. Each Party agrees that another Party is not liable for the disclosure of Proprietary Information which, after notice to and consultation with the concerned Party, another Party in possession of the Proprietary Information determines the information may not lawfully bc withheld, provided the concerned Party has been given an opportunity to obtain a court order to enjoin disclosure.

9.5 DURATION OF CONFIDENTIALITY OBLIGATION. The obligation to maintain the confidentiality of Proprietary Information shall expire at the earlier of the date when the information is no longer Proprietary Information as defined in Article 2.2 or three (3) years after the expiration or termination date of this CRADA. The Collaborator may request an extension to this term when necessary to protect Proprietary Information relating to products not yet commercialized.

9.6 PUBLICATION. The Parties are encouraged to make publicly available the results of their research. Before either Party submits a paper or abstract for publication or otherwise intends to publicly disclose information about a Subject Invention, Subject Data or Research Results, the other Party shall be provided thirty (30) days to review the proposed publication or disclosure to assure that Proprietary Information is protected. The publication or other disclosure shall be delayed for up to (thirty) 30 additional days upon written request by any Party as necessary to preserve U.S. or foreign patent or other IP rights.

                   ARTICLE 10. REPRESENTATIONS AND WARRANTIES

10.1 REPRESENTATIONS AND WARRANTIES OF CDC. CDC hereby represents and warrants to the Collaborator that the Official signing this CRADA has authority to do so.

10.2 REPRESENTATIONS AND WARRANTIES OF THE COLLABORATOR. The Collaborator hereby represents and warrants to CDC that the Collaborator has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that the Collaborator's Official signing this CRADA has authority to do so. The Collaborator further represents that it is financially able to satisfy any funding commitments made in Appendix C.


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                           ARTICLE 11. TERMINATION

11.1 TERMINATION BY MUTUAL CONSENT. The CDC and the Collaborator may terminate this CRADA, or portions thereof, at any time by mutual written consent. In such event the Parties shall specify the disposition of all property, inventions, patents and other IP applications and other results of work accomplished or in progress, arising from or performed under this CRADA.

11.2 UNILATERAL TERMINATION. Either CDC or the Collaborator may unilaterally terminate this entire CRADA at any time by giving the written notice at least thirty (30) days prior to the desired termination date, and any rights accrued in property, patents or other IP shall be disposed of as in 11.1.

11.3 STAFFING. If this CRADA is mutually or unilaterally terminated prior to its expiration, funds will nevertheless remain available to CDC for continuing any staffing commitment made by the Collaborator pursuant to Article 5.1 above and Appendix C, ff applicable, for a period of six
       (6) months after such termination. If there are insufficient funds to cover this expense, the Collaborator agrees to pay the difference.

11.4 NEW COMMITMENTS. No party shall make new commitments related to this CRADA after a mutual or unilateral termination and shall, to the extent feasible, cancel all outstanding commitments and contracts by the termination date.

11.5 TERMINATION COSTS. Concurrently with the exchange of final reports pursuant to Articles 4.2 and 5.3, CDC shall submit to the Collaborator for payment a statement of all costs incurred prior to the date of termination and for all reasonable termination costs including the cost of returning Collaborator property or removal of abandoned property.

                              ARTICLE 12. DISPUTES

12.1 SETTLEMENT. Any dispute arising under the CRADA which is not disposed of by agreement of the Principal Investigators shall bc submitted jointly to the signatories of this CRADA. If the signatories are unable to jointly resolve the dispute within thirty (30) days after notification thereof, the Assistant Secretary of Health (or his/her designee) shall propose a resolution. Nothing in this section shall prevent any Party from pursuing any and all administrative and/or judicial remedies which may be available.

12.2 CONTINUATION OF WORK. Pending the resolution of any dispute or claim pursuant to this Article, the Parties agree that performance of all obligations shall be pursued diligently in accordance with the direction of the CDC signatory.

                            ARTICLE 13. LIABILITY

13.1 PROPERTY. The U.S. Government shall not be responsible for damages to any property of the Collaborator provided to CDC or acquired by CDC pursuant to this CRADA.

13.2 NO WARRANTY. Except as specifically stated in Article 10, the Parties make no express or implied warranty as to any matter whatsoever, including the conditions of the research or any invention or product, whether tangible or intangible, made, or developed under this CRADA, or the ownership, merchantability, or fitness for a particular purpose of the research or any invention or product.

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13.3   INDEMNIFICATION. The Collaborator agrees to hold the U.S. Government harmless and to indemnify the Government for all liabilities, demands, damages, expenses and losses arising out of the use by the Collaborator for any purpose of the Subject Data, Research results and/or Subject Inventions produced in whole or part by CDC employees under this CRADA, unless due to the negligence of CDC, its employees or agents. The Collaborator shall be liable for any claims or damages it incurs in connection with this CRADA. CDC has no authority to indemnify the Collaborator.

13.4 FORCE MAJEURE. Neither party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such Party to be unable to perform its obligations under this CRADA, and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the Party unable to perform shall promptly notify the other Party. It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as necessary as a result of the force majeure event.

                           ARTICLE 14. MISCELLANEOUS

14.1 GOVERNING LAW. The construction, validity, performance and effect of this CRADA shall be governed by Federal Law, as applied by the Federal Courts. Federal law and regulations will preempt any conflicting or inconsistent provisions in this CRADA.

14.2 ENTIRE AGREEMENT. This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding of written or oral agreement.

14.3 HEADINGS. Titles and headings of the sections and subsections of this CRADA are for the convenience of references only and do not form a part of this CRADA and shall in no way affect its interpretation.

14.4 WAIVERS. None of the provisions of this CRADA shall be considered waived by any Party unless such waiver is given in writing to the other Party. The failure of a Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of any Party.

14.5 SEVERABILITY. The illegality or invalidity of any provisions of this CRADA shall not impair, affect or invalidate the other provisions of this CRADA.

14.6 AMENDMENTS. If either party desires a modification to this CRADA, the Parties shall, upon reasonable notice of the proposed modification or extension by the Party desiring the change, confer in good faith to determine the desirability of such modification or extension. Such modification shall not be effective until a written amendment is signed by the signatories to this CRADA or by their representatives duly authorized to execute such amendment.

14.7 ASSIGNMENT. Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party.

14.8 NOTICES. All notices pertaining to or required by this CRADA shall be in writing and shall be signed by an authorized representative and shall be delivered by hand or sent by certified mail, return receipt requested, with postage prepaid, to addresses indicated on the signature page for each Party. Notices regarding the exercise of license options shall be made pursuant to Article 8.2. Any Party may change such address by notice given to the other Party in the manner set forth above.

14.9 INDEPENDENT CONTRACTORS. The relationship of the Parties to this CRADA is that of independent contractors and not as agents of each other or as joint venturers or partners. Each Party shall maintain sole and exclusive control over its personnel and operations. Collaborator employees who will be working at CDC facilities may be asked to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

14.10 USE OF NAME OR ENDORSEMENTS. By entering into this Agreement, CDC does not directly or indirectly endorse any product or service provided, or to be provided, whether directly or indirectly related to either this CRADA or to any patent license or other IP license or agreement which implements this CRADA by its successors, assignees, or licensees. The Collaborator shall not in any way state or imply that this CRADA is an endorsement of any such product or service by the U.S. Government or any of its organizational units or employees.

14.11 EXCEPTIONS TO THIS CRADA. Any exceptions or modifications to this CRADA that are agreed to by the Parties prior to their execution of this CRADA are set forth in Appendix D.

14.12 REASONABLE CONSENT. Whenever a Party's consent or permission is required under this CRADA, such consent or permission shall not be unreasonably withheld.

                            ARTICLE 15. DURATION OF AGREEMENT

15.1 DURATION. It is mutually recommended that this project cannot be rigidly defined in advance and that the contemplated time periods for various phases of the RP are only good faith guidelines subject to adjustment by mutual agreement to fit circumstances as the RP proceeds. In no case will the term of this CRADA extend beyond the term indicated in the RP unless it is revised in accordance with Article 14.6.

15.2 SURVIVABILITY. The provisions of Articles 4.2, 5.2, 5.3, 6.1, Articles 7-9, 11.3, 11.5, 12.1, 13.3 and 14.10 shall survive the termination of this CRADA.

CRADA #: CID-93-045-00

FOR THE CDC:                                  FOR THE COLLABORATOR:

/s/Joseph McDade   2/25/93                    /s/Paul J. Maddon     2/19/93
---------------------------------             --------------------------------
SIGNATURE          DATE                       SIGNATURE             DATE

Joseph   McDade                               Paul J. Maddon, M.D., Ph.D.
---------------------------------             --------------------------------
TYPED NAME                                    TYPED NAME

Associate Director for Laboratory             Chairman and CEO
---------------------------------             --------------------------------
TITLE                                         TITLE

                                  APPENDIX A

               CENTERS FOR DISEASE CONTROL AND PREVENTION (CDC)
                                   AND THE
               AGENCY FOR TOXIC SUBSTANCES AND DISEASE REGISTRY

                             POLICY STATEMENT ON
               COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENTS
                    AND INTELLECTUAL PROPERTY LICENSING


This Statement sets forth the policies of the Centers for Disease Control and Prevention (CDC) and the Agency for Toxic Substances and Disease Registry (ATSDR) on various aspects of cooperative research and intellectual property licensing. These policies apply to the negotiation of CDC and ATSDR Cooperative Research and Development Agreements (CRADAs). License agreements for intellectual property rights to inventions developed under a CRADA or through the CDC and ATSDR intramural research programs, whether negotiated by CDC and ATSDR or by the National Technical Information Service on its behalf, will also incorporate these policies. This statement may be revised as appropriate.

The Federal Technology Transfer Act of 1986 (FTTA, 15 U.S.C. at Section
3710), Executive Order 12591 of April 10, 1987, orders Federal laboratories to assist universities and the private sector in broadening our national technology base by moving new knowledge from the research laboratory into the development of new products and processes. While Federal patent law (35 U.S.C. at Sections 200-212) authorizes the licensing of Government-owned patent rights, the FTTA seeks to facilitate technological collaboration at an earlier stage. Thus the FTTA authorizes Federal laboratories to enter into CRADAs and to agree to grant intellectual property rights in advance to collaborators for inventions made in whole or part by Federal employees under the CRADA. Besides assisting in the transfer of commercially useful technologies from Federal laboratories to the marketplace, CRADAs make outside resources more accessible to Federal investigators.

The CDC and ATSDR, agencies of the U.S. Public Health Service (PHS) within the Department of Health and Human Services (HHS), are lead Federal agencies for prevention and control of disease and disability in the U.S. and throughout the world. The CDC and ATSDR primary goals are to prevent disease, illness, injuries, and disability before they occur, and to promote health. Under the FTTA, 15 U.S.C. at Section 3710(a)2, technology transfer, consistent with mission responsibilities, is also a responsibility of each laboratory science and engineering professional. To achieve its goals, CDC and ATSDR have developed an interdisciplinary research environment and service program that promotes and encourages the free exchange of ideas and information.

In order to safeguard the collegiality and integrity of, as well as public confidence in, the CDC/ATSDR research programs, the following research and technology transfer policies have been adopted.


1.  RESEARCH FREEDOM

The CDC and ATSDR investigators generally are free to choose the subject matter of their research, consistent with the mission of their Center/Institute/Office (CIO) and the research programs of their laboratories. No CRADA or license agreement may contravene this freedom.

2.  RESEARCH POLICY

The CDC and ATSDR research results generally are disseminated freely through publication in the scientific literature and presentations at public fora. Brief delays in the dissemination of research results may be permitted under a CRADA as necessary in order to file corresponding patent or other intellectual property applications. The CDC and ATSDR consider the filing of such applications to be an important component of its research efforts.


3.  COOPERATIVE RESEARCH AND DEVELOPMENT UNDER A CRADA


As defined by the FTTA, 15 U.S.C. at Section 3710(d)(1), a CRADA means any agreement between one or more Federal laboratories and one or more non-Federal parties, under which the Government provides personnel, services, facilities, equipment or other resources (but not funds), and the non-Federal parties provide funds, personnel, services, facilities, equipment or other resources toward the conduct of specified research or development efforts. Cooperative research and development activities are intended to facilitate the transfer of federally funded research and development for use by State and local governments, universities, and the private sector, particularly small business.


4.  CDC AND ATSDR CRADAS FOR COOPERATIVE RESEARCH

As adopted by CDC and ATSDR, a CRADA is a standardized agreement intended to provide an appropriate legal framework for, and to expedite the approval of, cooperative research and development projects. The use of CRADAs is encouraged for cooperative efforts because they permit CDC and ATSDR to accept, retain, and use funds, personnel, services, and property from collaborating parties and to provide personnel, services, and property to collaborating parties. The CDC and ATSDR may permit its investigator to enter into CRADAs with collaborators who will make significant intellectual contributions to the research project undertaken or who will contribute essential research materials not otherwise reasonably available. While CDC and ATSDR welcome contributions to its gift funds for research purposes, it does not view CRADAs as a general funding source or a mechanism for sponsored research. This approach to implementing the FTTA has been chosen in order to maintain the public's confidence in CDC and ATSDR through maintaining an independence from reliance on industry funding.


5.  SELECTION OF COLLABORATORS UNDER A CRADA

Collaborators under a CRADA may be suggested by potential collaborators or by CDC and ATSDR investigators. Generally, the decision to initiate the approval process for a CRADA is made by the involved CDC or ATSDR investigator and laboratory chief with the approval of Division and CIO directors. Approval is based on scientific considerations and the desire for the public to benefit from the application by the private sector of particular CDC and ATSDR research. For some cooperative projects, where the development and commercialization potential is more immediate relative to the basic research aspects, CDC and ATSDR may seek a collaborator(s) which has both scientific expertise and commercialization capabilities. In certain areas of research, e.g. where the Government has the intellectual lead or where both scientific and commercialization capabilities are deemed essential at the outset, CDC and ATSDR may competitively seek a collaborator(s) through Federal Register notification. The PHS has also developed policy guidelines for ensuring fairness of access to PHS laboratories such as CDC in the process of initiating and developing CRADAs. Additionally, from time to time, CDC and ATSDR may sponsor industry collaboration fora to publicize opportunities for collaboration to a wide audience.

6.  PROPRIETARY OR CONFIDENTIAL INFORMATION AND MATERIALS

The CDC and ATSDR recognize that an effective collaborative research program may require the disclosure of proprietary information to CDC and ATSDR investigators. Although agreements to maintain confidentiality are permitted under a CRADA, collaborators should limit their disclosure of proprietary information to the amount necessary to carry out the research plan of the CRADA. The mutual exchange of confidential information, e.g. patient identification data, should be similarly limited. The CDC and ATSDR also recognize that cooperative research may require the exchange of proprietary research materials. Such materials may be used only for the purposes specified in the research plan set forth in the CRADA. All parties to the CRADA will agree to keep CRADA research results confidential until they are published or presented at a scientific meeting.


7.  TREATMENT OF DATA AND RESEARCH PRODUCTS PRODUCED UNDER A CRADA

The CDC and ATSDR investigator and the collaborator will agree to exchange all data and research products developed in the course of research under a CRADA whether developed solely by CDC and ATSDR, jointly with the collaborator, or solely by the collaborator. In general, tangible research products developed under a CRADA will be shared equally by the parties to the CRADA. All parties to a CRADA will be free to utilize such data and research products for their own purposes. Data and research products developed solely by the collaborator may be designated as proprietary by the collaborator when they are wholly separable from the data and research products developed jointly with CDC and ATSDR investigators. However, except as may be afforded through intellectual property rights that require public disclosure of the protected subject matter (e.g. patents), the CDC and ATSDR will not agree to exclude others from utilizing or commercializing the data or research products developed solely by CDC and ATSDR investigators or jointly with the collaborator under a CRADA. Thus, intellectual property which is not patented is not to be afforded trade secret status.


8.  OWNERSHIP OF AND LICENSING OF CDC INTELLECTUAL PROPERTY RIGHTS

Pursuant to the FTTA, 15 U.S.C. at Section 3710(b)(2), a Federal laboratory is authorized to own and license patent rights to inventions made in whole or part by its employees under a CRADA. The term "invention" is defined at
Section 3703(9) to mean any invention or discovery which is or may be patentable or otherwise protected under Title 35 or any novel variety of plant which is or may be protectable under the Plant Variety Protection Act
(PVPA), 7 U.S.C. Section 2321 et seq. The patent law, 35 U.S.C. Section 207, authorizes the ownership and licensing of intramural inventions. Executive Order 12591 at Section 1(b)(1)(B) further authorizes the transfer of Government intellectual property rights. Although the FTTA speaks broadly of the transfer of "technology", CDC and ATSDR do not have statutory authority to license (or to agree to limit dissemination) of technology developed in whole or part by their investigators under a CRADA unless a patent, PVPA certificate or other intellectual property application has been filed for that technology. The CDC and ATSDR will retain the Government ownership interest in, but license rights to, all intellectual property rights to inventions developed solely by their investigators through intramural research or developed in whole or in part under a CRADA.


9.  GENERAL LICENSING POLICY

The CDC and ATSDR recognize that under the FTTA and the patent licensing law to which it refers, Congress and the President have chosen to utilize the patent system as the primary mechanism for transferring Government inventions to the private sector. The importance of patents to commercialization in the biomedical field is further reflected by the Drug Price Competition and Patent Term Restoration Act of 1984 (Pub. L. 98-417). A fundamental principle of the patent system is that the owner of a patent has a time-limited "right to exclude others from making, using, or selling the [patented] invention." The reason for such a period of exclusivity is to encourage industry to invest the resources necessary to bring an invention from the discovery stage through subsequent development, clinical trials, regulatory approvals, and ultimately into commercial production. The CDC and ATSDR accordingly are willing to grant exclusive commercialization licenses under their patent or other intellectual property rights in cases where substantial additional risks, time, and costs must be undertaken by a licensee prior to commercialization. Under a CRADA, CDC and ATSDR are also willing to agree to grant exclusive commercialization licenses in advance to collaborators. The CDC and ATSDR will attempt, however, to license their intramural inventions nonexclusively in cases where an invention reflects a relatively more advance stage in its commercial development, e.g. when a CDC and ATSDR investigator invents a patentable new therapeutic use for a known and FDA approved compound.

Federal laboratories are authorized to negotiate license agreements for Government-owned patent rights in intramural inventions pursuant to 35 U.S.C.
Section 207. Although Section 207 does not apply to intellectual property license agreements authorized by the FTTA for inventions made under a CRADA, CDC and ATSDR have adopted the following approach of Section 207 for all license agreements:

     Each Federal Agency [may] ... grant nonexclusive, exclusive or partially exclusive licenses under federally owned patent applications, patents, or other forms of protection ... on such terms and conditions ... as determined appropriate in the public interest.

The CDC and ATSDR have determined it to be appropriate and in the public interest to grant nonexclusive research licenses and either exclusive or nonexclusive commercialization licenses to HHS owned intellectual property rights according to the plan discussed below.

10.  GOVERNMENT INVENTION RIGHTS

For inventions developed wholly by CDC and ATSDR investigators or jointly with a collaborator under a CRADA, CDC and ATSDR are required by the FTTA at 15 U.S.C. Section 3710(a)(b)(2) to retain at least a nonexclusive, irrevocable, paid-up license to practice the invention or to have the invention practiced throughout the world by or on behalf of the U.S. Government. When granting exclusive or partially exclusive licenses to CDC and ATSDR intramural inventions, 35 U.S.C. Section 208, as implemented by 37 C.F.R. Section 404.7(2)(i), required the reservation of similar Government rights. The CDC and ATSDR will not assert an ownership right in inventions made solely by a collaborator under a CRADA, but will require the grant of a research license, as described below, to the Government for inventions made wholly by collaborator under a CRADA.

11.  RESEARCH LICENSES

The CDC and ATSDR will reserve the right under any CRADA and intellectual property license to grant nonexclusive licenses to make and to use such property, for purposes of research involving the invention itself and not for purposes of commercial manufacture or in lieu of purchase as a commercial product for use in other research. The purpose of the research license is to facilitate basic academic research. The CDC and ATSDR intends to consult with any involved commercialization licensee(s) before granting research licenses to commercial entities. The grant of any research license hereunder does not permit CDC and ATSDR to grant any license to third parties to use the invention for any commercial purpose.

12.  COMMERCIALIZATION LICENSES

The CDC and ATSDR are willing to consider requests for nonexclusive or exclusive commercialization licenses to intellectual property rights to inventions developed under a CRADA or in the course of intramural research pursuant to applicable statutes and regulations. Under a CRADA, CDC and ATSDR generally will grant a time-limited option to negotiate, in good faith, the terms of a license that fairly reflects the relative contributions of the parties, the risks incurred by the collaborator and the costs of subsequent research and development needed to bring the results of CRADA research to the marketplace. The CDC and ATSDR consider the drafting of a model invention license to serve as the starting point for license negotiations. It is contemplated further that such a model will reduce negotiations essentially to matters of execution fees, royalty rates, and minimum annual royalties. Royalty rates will be based on product sales and the rates conventionally granted in the field identified in the CRADA's research plan for inventions with reasonably similar commercial

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potential.  Royalty rates generally will not exceed a rate [***]
               for exclusive commercialization licenses. Contingent royalty schemes based on, e.g. patent issuance or nonissuance, and clauses treating the stacking of royalties or packaging of other inventions developed under the CRADA may be provided. Exclusive licensees will be expected to reimburse CDC and ATSDR for intellectual property related expenses and may be permitted to offset such reimbursement against future product royalties.


13.  NONEXCLUSIVE COMMERCIALIZATION LICENSES

Unless a request for exclusive commercialization license is made under a CRADA or submitted for an intramural invention, CDC and ATSDR will attempt to license their inventions nonexclusively. Such nonexclusive licenses generally will follow the guidelines of 37 C.F.R. Part 404.


14.  EXCLUSIVE COMMERCIALIZATION LICENSES

The CDC and ATSDR exclusive commercialization requires the submission by a prospective licensee of an acceptable development and commercialization plan as described by 35 U.S.C. Section 209(a) and subsequent, periodic reports on utilization of the invention as described by Section 209(f)(1). All such plans and reports will be treated in confidence and as privileged from disclosure under the Freedom of Information Act. Modification provisions as described by Section 209(f)(2-4) may apply. In appropriate cases, CDC and ATSDR may also reserve the right to grant separate exclusive commercialization licenses in various fields of use. The remaining provisions of 35 U.S.C. Section 200-212 will also apply to licenses to CDC and ATSDR intramural inventions.

The CDC and ATSDR also consider the following provisions for exclusive commercialization licenses to be necessary and appropriate in the public interest:

     (i) the exclusive licensee must pledge its reasonable best efforts to commercialize a licensed invention and the development and commercialization plan mentioned above may serve as the measure of such efforts;

     (ii) the CDC and ATSDR shall have the right, after notice and opportunity to cure, to terminate or render nonexclusive any license granted: (1) if the licensee is not reasonably engaged in research, development, clinical trials, manufacturing, marketing, sublicensing, or other activities reasonably necessary to the expeditious commercial dissemination of the licensed invention; or (2) when the licensee cannot reasonably satisfy unmet health and safety needs;

     (iii) in order to maximize the commercialization of the licensed invention in other fields of use not utilized by the exclusive licensee through ongoing development, manufacturing, or sublicensing, CDC and ATSDR reserve the right to require the licensee to grant sublicenses to responsible applicants, on reasonable terms, in such other fields of use unless the licensee can reasonably demonstrate that such a sublicense would be contrary to sound and reasonable business practice and the granting of the sublicense would not materially increase the availability to the public of the licensed invention; and

     (iv) exclusive licensees to HHS inventions, whether developed under a CRADA or through intramural research, must agree to not unreasonably deny requests for sublicense or cross license rights from future CRADA collaborators when the possibility of acquiring such derivative rights is necessary in order to permit a proposed cooperative research project with CDC and ATSDR to go forward, and the exclusive licensee has been given a reasonable opportunity to join as a party to the proposed CRADA. The grant of any sublicense or cross license rights hereunder does not grant future CRADA collaborators a license to use or CDC and ATSDR the right to grant to future CRADA collaborators a license to use any inventions of the instant CRADA for any commercial purpose.



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15.  COMPLIANCE UNDER CRADAS WITH OTHER POLICIES

For research conducted pursuant to a CRADA, collaborators must agree to comply with PHS, CDC, and ATSDR policies and guidelines concerning, e.g. human subjects research, the use of research animals, recombinant DNA and other policy statements as may be promulgated from time to time.


16.  PRICING

HHS has the responsibility for funding basic biomedical research, for funding medical treatment through programs such as medicare and medicaid, for providing direct medical care, and more generally, for protecting the health and safety of the public. Because of these responsibilities, and the public investment in the research that contributes to a product licensed under a CRADA, HHS has a concern that there be a reasonable relationship between the pricing of a licensed product, the public investment in the product, and the health and safety needs of the public.


17.  WAIVERS

The CDC and ATSDR will consider requests to modify any of the foregoing policies in special cases where public health exigencies or commercial situations warrant such a modification. Modifications dealing with business terms such as royalties are not decided by the CDC and ATSDR investigators and should be discussed with the appropriate CDC and ATSDR technology management personnel.


18.  SPECIAL CONSIDERATION AND PREFERENCE UNDER A CRADA

The CDC and ATSDR will give special consideration to entering into CRADAs with small business firms and consortia involving small business firms; and will give preference to business units located in the United States which agree to manufacture substantially in the United States products which embody inventions developed in the course of research under CRADAs.

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CRADA #: CID-93-045-00



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                             CRADA CID-93-045-00

                                  APPENDIX C

                       STAFFING AND MONETARY COMMITMENTS

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                                 [DIAGRAM]

                                 [DIAGRAM]

                                 Figure 1

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                                 [DIAGRAM]

                                 [DIAGRAM]

                                 Figure 2